EXHIBIT A

2018 EQUITY AND INCENTIVE COMPENSATION PLAN

SECTION 1. PURPOSE: The purpose of the CTS Corporation 2018 Equity and Incentive Compensation Plan is to provide certain employees of CTS Corporation and its Affiliates and members of the Board with the opportunity to receive stock-based and other incentive grants in order to attract, motivate and help retain qualified individuals and to align their interests with those of Company shareholders.

SECTION 2. EFFECTIVE DATE: The Plan will become effective as of May 17, 2018 (the “Effective Date”), subject to the approval of the Company’s shareholders in accordance with the Company’s Bylaws and the laws of the State of Indiana. Unless sooner terminated as provided herein, the Plan shall terminate on May 16, 2028. After the Plan is terminated, no future Awards may be granted under the Plan, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions. Furthermore, no grants will be made on or after May 17, 2018 under the Existing Plan, but outstanding awards granted under the Existing Plan will continue unaffected following such date.

SECTION 3. DEFINITIONS: As used in this Plan, unless the context otherwise requires, each of the following terms shall have the meaning set forth below.

(a)	“Affiliate” shall mean any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

(b)
“Award” shall mean a grant of an Option, SAR, Restricted Stock Award, Performance Award or Other Stock Award pursuant to the Plan, which may, as determined by the Committee, be in lieu of other compensation owed to a Participant.

(c)
“Award Agreement” shall mean an agreement, certification, resolution or other type or form of writing or other evidence approved by the Committee that evidences the terms and conditions of an Award granted under the Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(d)	“Board of Directors” or “Board” shall mean the board of directors of the Company.

(e)	“Cash Incentive Award” shall mean a cash award granted pursuant to Section 10 of this Plan.

(f)	“Change in Control” shall have the meaning set forth in Section 14 of this Plan.

(g)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any references to a particular section of the Code shall be deemed to include any successor provision thereto.

(h)
“Committee” shall mean the Compensation Committee of the Board (or its successor(s)), or any other Board committee designated by the Board to administer this Plan, and to the extent of any delegation by the Committee to a subcommittee pursuant to this Plan, such subcommittee.

(i)	“Company” shall mean CTS Corporation, an Indiana corporation, and its successors.

(j)
“Date of Grant” shall mean the date provided for by the Committee on which a grant of Options, SARs or Performance Awards, or a grant or sale of Restricted Stock Awards or Other Stock Awards pursuant to the Plan, will become effective (which date will not be earlier than the date on which the Committee or applicable authority takes action with respect thereto).

(k)	“Employee” shall mean an employee of the Company or any Affiliate.

(l)
“Exercise Price” shall mean an amount, as provided for by the Committee, at which an Option or SAR can be exercised by a Participant, which amount shall not be less than the Fair Market Value of a Share on the Date of Grant, unless such Option or SAR is granted pursuant to an assumption or substitution of another Option or SAR in a manner that satisfies the requirements of Section 424(a) of the Code.

(m)	“Existing Plan” shall mean the CTS Corporation 2014 Performance and Incentive Compensation Plan.

(n)
“Fair Market Value” shall mean, as of a given date, the closing sale price for a Share as reported on a national securities exchange on such date if the Shares are then being traded on such an exchange. If no closing sale price was reported for such date, the closing sale price on the last preceding day on which such a price was reported shall be used. If there is no regular public trading market for the Shares, the Fair Market Value for a Share shall be the fair market value of a Share as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Award Agreement and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(o)	“Incentive Stock Option” shall mean an Option which is intended to meet the requirements set forth in Section 422 of the Code or any successor provision.

(p)	“Nonqualified Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

(q)
“Option” shall mean the right to purchase Shares granted pursuant to Section 7 of this Plan, which may take the form of either an Incentive Stock Option or a Nonqualified Stock Option and which shall not have a term of more than 10 years.

(r)
“Other Stock Award” shall mean an award of Shares or other awards that are denominated or payable in, valued in whole or in part by reference to, or that are otherwise based on or related to, Shares, including but not limited to dividend equivalents or amounts which are equivalent to any federal, state, local, domestic, foreign or other taxes relating to an Award, which may be payable in Shares, cash, other securities, or any other form of property as the Committee shall determine, subject to the terms and conditions set forth by the Committee and granted pursuant to Section 11 of this Plan.

(s)	“Participant” shall mean an Employee or non-employee member of the Board selected by the Committee to receive Awards under the Plan.

(t)	“Performance Awards” shall mean awards of Performance Shares or Performance Units or Cash Incentive Awards.

(u)
“Performance Measures” shall mean the performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Awards or, when so determined by the Committee, Options, SARs, Restricted Stock Awards or Other Stock Awards.

(v)
“Performance Period” shall mean, in respect of a Performance Award, a period of time established by the Committee pursuant to Section 10 within which the Performance Measures relating to such Performance Award are to be evaluated or measured.

(w)
“Performance Share” shall mean an award denominated in Shares, which is earned with respect to a Performance Period subject to the terms and conditions as determined by the Committee and granted pursuant to Section 10 of this Plan.

(x)
“Performance Unit” shall mean an award denominated in units having a value in dollars or such other currency, as determined by the Committee, which is earned with respect to a Performance Period subject to the terms and conditions as determined by the Committee and granted pursuant to Section 10 of this Plan.

(y)	“Plan” shall mean the CTS Corporation 2018 Equity and Incentive Compensation Plan, as may be amended, or amended and restated, from time to time.

(z)
“Restricted Stock” shall mean an award of Shares, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 9 of this Plan, as to which neither the substantial risk of forfeiture nor any prohibition on transfer has expired.

(aa)	“Restricted Stock Award” shall mean an Award consisting of Restricted Stock or Restricted Stock Units.

(bb)
“Restricted Stock Unit” shall mean an Award consisting of a bookkeeping entry representing the right to receive one Share or an amount equivalent to the fair market value of one Share, payable in cash or Shares, and representing an unfunded and unsecured obligation of the Company, except as otherwise provided by the Committee, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 9 of this Plan.

(cc)
“Shares” shall mean the common stock, without a par value, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 5(g) of this Plan.

(dd)
“Stock Appreciation Right” or “SAR” shall mean an award which represents the right to receive the difference between the fair market value of a Share on the date of exercise and an Exercise Price, payable in cash or Shares, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 8 and which shall not have a term of more than 10 years.

(ee)
“Voting Power” shall mean at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of members of the Board in the case of the Company, or members of the board of directors or similar body in the case of another entity.

SECTION 4. ADMINISTRATION: Subject to the express provisions of this Plan, the Committee shall have authority to administer and interpret the Plan, to interpret any Award Agreement, to prescribe, amend, and rescind rules and regulations relating to the Plan and any Award Agreement, and to make all other determinations deemed necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to any provision of the Plan or of any Award Agreement will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith. In exercising its discretion, the Committee may use such objective or subjective factors as it determines to be appropriate in its sole discretion. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee. To the extent permitted by law, the Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee. To the extent permitted by law, the Committee may delegate to one or more of its members or one or more officers of the Company the authority, subject to terms and conditions as the Committee shall determine, to (a) designate Employees to be recipients of Awards under the Plan and (b) determine the size of any such Awards; provided, however, that: (x) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is an officer, member of the Board, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as determined by the Committee in accordance with Section 16 of the Securities Exchange Act of 1934, as amended; (y) the resolution providing for such authorization sets forth the total number of Shares such officer(s) may grant; and (z) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. The Company will not be required to issue any fractional Shares pursuant to this Plan; the Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

SECTION 5. SHARES AVAILABLE FOR AWARDS

(a)
Subject to adjustment as provided in Section 5(g) and the share counting rules set forth in this Plan, the maximum number of Shares available under the Plan for Awards will not exceed in the aggregate 2,500,000 Shares. The aggregate number of Shares available under this Plan will be reduced by one Share for every one Share subject to an Award granted under this Plan, subject to the share counting rules set forth in this Plan.

(b)
If any Shares subject to an Award granted under this Plan are forfeited, or if any Award granted under this Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), or is unearned (in whole or in part), the Shares subject to such Award will, to the extent of such cancellation, forfeiture, expiration, cash settlement or unearned amount, again be available for Awards under this Plan. Notwithstanding anything to the contrary contained herein: (i) Shares withheld, tendered or otherwise used in payment of the Exercise Price of an Option or SAR will not be added (or added back, as applicable) to the aggregate number of Shares available under this Plan; (ii) Shares withheld, tendered or otherwise used to satisfy tax withholding will not be added (or added back, as applicable) to the aggregate number of Shares available under this Plan; (iii) all Shares subject to a SAR, to the extent that it is exercised and settled in Shares (and whether or not all the Shares subject to the Award are actually issued to the Participant upon such exercise of the SAR), shall be considered issued or transferred pursuant to the Plan; and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options will not be added (or added back, as applicable) to the aggregate number of Shares available under this Plan. If, under the Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on fair market value, such Shares will not count against the maximum number of Shares available under this Plan.

(c)
Unless otherwise determined by the Committee, Awards that are designed to operate in tandem with other Awards shall not be counted against the maximum number of Shares available under this Plan in order to avoid double counting.

(d)
Notwithstanding the foregoing, the maximum number of Shares that may be issued or transferred upon the exercise of Incentive Stock Options shall equal the aggregate maximum number of Shares available under this Plan, subject to adjustment as provided in Section 5(g) to the extent that such adjustment does not affect the ability to grant or the qualification of Incentive Stock Options under the Plan.

(e)
Any Shares issued or transferred under the Plan shall consist, in whole or in part, of authorized and unissued Shares, Shares purchased in the open market or otherwise, Shares in treasury, or any combination thereof, as the Committee or, as appropriate, the Board may determine.

(f)
Subject to adjustment as provided in Section 5(g), in no event will any non-employee member of the Board in any calendar year be granted compensation for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any equity awards based on the grant date fair value for financial reporting purposes) in excess of $500,000.

(g)
In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend, stock split, reverse stock split, spin-off, split-off, spin-out, split-up, combination, repurchase or exchange of Shares or other securities of the Company, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in the number and kind of shares available for Awards under the Plan and any Plan limits, the number and kind of shares covered by outstanding Awards, the Exercise Price for outstanding Awards, Cash Incentive Awards, and in other Award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants or the benefits or potential benefits intended to be made available under the Plan. In the case of any stock split, including a stock split effected by means of a stock dividend, and in the case of any other dividend paid in shares of the Company, such adjustments shall be made automatically without the necessity of Committee action, on the customary arithmetical basis. Any fractional Share resulting from an adjustment pursuant to this Section 5(g) shall be disregarded except as may be required for compliance with Section 409A of the Code. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash) as it may determine to be equitable and may in connection therewith require the surrender of all or part of any Award to be replaced in a manner that complies with Section 409A of the Code. In addition, for each Option or SAR with an Exercise Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR.

SECTION 6. ELIGIBILITY: The Committee from time to time may designate which Employees and non-employee members of the Board shall become Participants under the Plan.

SECTION 7. OPTIONS: Subject to the terms and conditions of the Plan, the Committee may grant Options to Participants on such terms and conditions as the Committee may provide for in an Award Agreement or by action of the Committee, including, but not limited to: Exercise Price; vesting schedule; method of payment of the Exercise Price; treatment upon termination of employment or service; treatment upon certain corporate transactions or events, including a Change in Control; and other terms and conditions that the Committee may deem appropriate. Options granted under this Plan may not provide for any dividends or dividend equivalents thereon. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

SECTION 8. STOCK APPRECIATION RIGHTS: Subject to the terms and conditions of the Plan, the Committee may grant SARs to Participants on such terms and conditions as the Committee may provide for in an Award Agreement or by action of the Committee, including, but not limited to: Exercise Price; vesting schedule; form of payment; treatment upon termination of employment or service; treatment upon certain corporate transactions or events, including a Change in Control; and other terms and conditions that the Committee may deem appropriate. SARs granted under this Plan may not provide for any dividends or dividend equivalents thereon.

SECTION 9. RESTRICTED STOCK AWARDS: Subject to the terms and conditions of the Plan, the Committee may grant Restricted Stock Awards to Participants on such terms and conditions as the Committee may provide for in an Award Agreement or by action of the Committee, including, but not limited to: vesting schedule; purchase price, if any; deferrals allowed or required; treatment upon termination of employment or service; treatment upon certain corporate transactions or events, including a Change in Control; and other terms and conditions that the Committee may deem appropriate. Any dividends or other distributions on Restricted Stock Awards (but only to the extent the Award itself provides for dividends or other distributions thereon) will be deferred until and paid contingent upon the earning or vesting of the underlying Award.

SECTION 10. PERFORMANCE AWARDS: Subject to the terms and conditions of the Plan, the Committee may grant Performance Awards to Participants on such terms and conditions as the Committee may provide for in an Award Agreement or by action of the Committee, including, but not limited to: performance period; vesting schedule; Performance Measures(s); purchase price, if any; deferrals allowed or required; treatment upon termination of employment or service; treatment upon certain corporate transactions or events, including a Change in Control; and other terms and conditions that the Committee may deem appropriate. Any dividends or other distributions on Performance Shares or Performance Units (but only to the extent the Award itself provides for dividends or other distributions thereon) will be deferred until and paid contingent upon the earning or vesting of the underlying Award.

SECTION 11. OTHER STOCK AWARDS: Subject to the terms and conditions of the Plan, the Committee may grant Other Stock Awards to Participants on such terms and conditions as the Committee may provide for in an Award Agreement or by action of the Committee, including, but not limited to: performance period, if any; vesting schedule, if any; Performance Measure(s), if any; purchase price, if any; deferrals allowed or required; treatment upon termination of employment or service; treatment upon certain corporate transactions or events, including a Change in Control; and other terms and conditions that the Committee may deem appropriate. Any dividends or other distributions on unvested or unearned Other Stock Awards (but only to the extent the Award itself provides for dividends or other distributions thereon) will be deferred until and paid contingent upon the earning or vesting of the underlying Award.

SECTION 12. PROHIBITION ON REPRICING: Except in connection with a corporate transaction or event described in Section 5(g) of the Plan, the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or SARs, or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs without shareholder approval.

SECTION 13. WITHHOLDING: The Committee may make such provisions and take such steps as it may deem necessary and appropriate for the withholding of any taxes that the Company is required by law or regulation of any governmental authority, whether federal, state, local, domestic, foreign or other, to withhold in connection with the grant, exercise, payment, or removal of restrictions of an Award (or other events regarding an Award), including, but not limited to, requiring or permitting the Participant to remit to the Company an amount sufficient to satisfy such withholding requirements in cash or Shares or withholding cash or Shares due or to become due with respect to the Award at issue. In no event shall the fair market value of Shares to be withheld pursuant to this Section 13 to satisfy applicable withholding taxes in connection with a benefit exceed the minimum amount required to be withheld, unless (a) an additional amount can be withheld and not result in adverse accounting consequences, (b) such additional withholding amount is authorized by the Committee, and (c) the total amount withheld does not exceed the Participant’s estimated tax obligations attributable to the applicable transaction.

SECTION 14. CHANGE IN CONTROL: For purposes of this Plan, except as may be otherwise provided for by the Committee in an Award Agreement, a “Change in Control” will be deemed to have occurred upon the occurrence of any of the following events:

(a)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 25% or more of the then Voting Power; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company that is approved by the Incumbent Board (as defined below); (ii) any acquisition by the Company or any Affiliate and any change in the percentage ownership of the Voting Power of the Company that results from such acquisition; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; or (iv) any acquisition by any Person pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Section 14(c) below; or

(b)
individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)
consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Power immediately prior to such Business Combination beneficially own, directly or indirectly, more than 75% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to such Business Combination of the Voting Power, (ii) no Person (excluding the Company, any entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board providing for such Business Combination; or

(d)
approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (i), (ii) and (iii) of Section 14(c).

SECTION 15. POSTPONEMENT OF ISSUANCE AND DELIVERY: The issuance or transfer and delivery of any Shares under this Plan may be postponed by the Company for such period as may be required to comply with any applicable requirements under any applicable listing requirement of any national securities exchange or any law or regulation applicable to the issuance and delivery of Shares, and the Company shall not be obligated to issue or transfer or deliver any Shares if the issuance or transfer or delivery of such Shares shall constitute a violation of any provision of any law or regulation of any governmental authority or any national securities exchange.

SECTION 16. NO RIGHT TO AWARDS: No Employee or member of the Board shall have any claim to be granted any Award under the Plan, and there is no obligation for uniform treatment of Employees or members of the Board under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.

SECTION 17. NO RIGHT TO EMPLOYMENT OR DIRECTORSHIP: The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or an Affiliate or any right to remain as a member of the Board, as the case may be. Termination of the services of an Employee or a member of the Board shall not give rise to any liability or any claim under the Plan, unless otherwise provided in the Plan or an Award Agreement.

SECTION 18. NO RIGHTS AS A SHAREHOLDER: A Participant shall have no rights as a shareholder with respect to any Shares covered by an Award until the date of the issuance or transfer of such Shares.

SECTION 19. SEVERABILITY: If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or such Award shall remain in full force and effect.

SECTION 20. NO TRUST OR FUND CREATED: Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent any person acquires a right to receive payments from the Company or an Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

SECTION 21. HEADINGS: Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provisions thereof.

SECTION 22. NONASSIGNABILITY: Unless otherwise determined by the Committee, no Participant or beneficiary may sell, assign, transfer, discount, or pledge as collateral for a loan, or otherwise anticipate any right to payment under the Plan other than by will or by the applicable laws of descent and distribution, and in no event shall any Award granted under the Plan or such right to payment be transferred for value.

SECTION 23. INDEMNIFICATION: In addition to such other rights of indemnification as members of the Board or the Committee or officers or employees of the Company or an Affiliate to whom authority to act for the Board or Committee is delegated may have, such individuals shall be indemnified by the Company to the maximum extent permitted by law and the Company’s Bylaws.

SECTION 24. FOREIGN JURISDICTIONS: The Committee may adopt, amend, or terminate arrangements, not inconsistent with the intent of the Plan, to make available tax or other benefits under the laws of any foreign jurisdiction to Participants subject to such laws or to conform with the laws and regulations of any such foreign jurisdiction.

SECTION 25. TERMINATION AND AMENDMENT: Subject to the approval of the Board where required, the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no action shall be taken by the Board or the Committee without the approval of shareholders that would:

(a)	materially increase the maximum number of Shares that may be issued or transferred under the Plan, except as provided in Section 5(g);

(b)	materially change the class of eligible Participants;

(c)	permit the repricing of outstanding Options or SARs, as provided in Section 12; or

(d)	require approval of the Company’s shareholders under any applicable law, regulation, stock exchange listing rule, or other rule.

Subject to Section 12 of this Plan, the Committee may amend the terms of any Award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 5(g) of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. Notwithstanding the foregoing, except with respect to adjustments pursuant to Section 5(g), no termination or amendment of the Plan may, without the consent of the applicable Participant, terminate or adversely affect any right or obligation under an Award previously granted under the Plan, except as necessary to comply with changes in law or accounting rules applicable to the Company.

SECTION 26. COMPLIANCE WITH SECTION 409A OF THE CODE

(a)
To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)
Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c)
If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such separation from service.

(d)
Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(e)
Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

SECTION 27. APPLICABLE LAW: This Plan shall be governed by and construed in accordance with the laws of the State of Indiana, without regard to its principles of conflict of laws.

SECTION 28. DETRIMENTAL ACTIVITY AND RECAPTURE PROVISIONS: Any Award Agreement may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or an Affiliate or (b) within a specified period after termination of such employment or service, shall engage in any detrimental activity, as provided for by the Committee. In addition, notwithstanding anything in this Plan to the contrary, any Award Agreement or such clawback policy may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any Shares issued or transferred under and/or any other benefit related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Securities Exchange Act of 1934, as amended, and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded.

SECTION 29. SHARE-BASED AWARDS IN SUBSTITUTION FOR AWARDS GRANTED BY ANOTHER COMPANY: Notwithstanding anything in this Plan to the contrary:

(a)
Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)
In the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under the Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any subsidiary prior to such acquisition or merger.

(c)
Any Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 29(a) or 29(b) above will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits contained in the Plan. In addition, no Shares that are issued by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 29(a) or 29(b) above will be added to the maximum number of Shares available under this Plan.